Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-207324, 333-232266 and 333-257650) and Form S-3 (Nos. 333-193396, 333-208740, 333-216754, 333-235276 and 333-262293) of Trinity Place Holdings Inc. of our report dated March 31, 2022, except for the effects of Note 3 as to which the date is October 5, 2022, relating to the consolidated financial statements and schedule, which appears in this Form 10-K/A.

/s/ BDO USA, LLP

New York, New York
October 5, 2022